EXHIBIT 99.1

Edesa Biotech Appoints Biotech Deal Veteran to CFO Role

TORONTO, ON / ACCESSWIRE / June 27, 2023 / Edesa Biotech, Inc. (NASDAQ:EDSA), a clinical-stage biopharmaceutical company focused on inflammatory and immune-related diseases, today announced that the company's board of directors has appointed Stephen Lemieux, CPA to the role of Chief Financial Officer, effective July 15, 2023. He is a veteran of the healthcare and biopharmaceutical sectors, with more than 20 years of experience in financial planning and analysis, licensing and mergers & acquisitions.

"Stephen joins Edesa at an exciting time as we build on our regulatory and clinical achievements and set our sights on additional growth opportunities. He shares our disciplined, manage-like-owners approach and brings a strong track record of completing strategic deals and commercializing drug therapies," said Par Nijhawan, MD, Edesa's Chief Executive Officer.

Dr. Nijhawan noted that Mr. Lemieux currently provides financial advisory services to Edesa and is familiar with the company's operations and plans. "We are looking forward to having him formally join our team and support our plans to bring life-changing therapies to patients."

Prior to joining Edesa, Mr. Lemieux held senior financial leadership positions at healthcare and biopharmaceutical biotechnology companies, where he guided financial strategies, optimized capital structures, and supported significant corporate transactions and sales growth. From July 2021 until June 2023, Mr. Lemieux served as CFO of Titan Medical Inc., and from April 2019 to July 2021 as CFO and Secretary of NeuPath Health. Prior to NeuPath, he was the CFO and Secretary of Cipher Pharmaceuticals from September 2016 to March 2019 and during his tenure served as Interim-CEO from November 2016 to April 2017. Prior to Cipher Pharmaceuticals, he was CFO at Nuvo Pharmaceuticals and Crescita Therapeutics. Mr. Lemieux is a Chartered Professional Accountant and holds a Master of Management & Professional Accounting degree from the University of Toronto.

"Edesa is fortunate to have such a strong clinical development pipeline and I am looking forward to working with the leadership team to drive toward corporate and development milestones that offer value creation opportunities for Edesa shareholders," said Mr. Lemieux.

About Edesa Biotech, Inc.

Edesa Biotech, Inc. (Nasdaq: EDSA) is a clinical-stage biopharmaceutical company developing innovative ways to treat inflammatory and immune-related diseases. The company's most advanced drug candidate is EB05 (paridiprubart), a monoclonal antibody developed for acute and chronic disease indications that involve dysregulated innate immune responses. Edesa is currently evaluating EB05 in a Phase 3 study as a potential treatment for Acute Respiratory Distress Syndrome (ARDS), a life-threatening form of respiratory failure. In addition, Edesa is developing an sPLA2 inhibitor, EB01 (daniluromer), as a topical treatment for chronic Allergic Contact Dermatitis (ACD), a common occupational skin condition. The company has also received regulatory approval to conduct a Phase 2 trial its EB06 monoclonal antibody as a treatment for vitiligo, a life-altering autoimmune disease that causes skin to lose its color in patches. Edesa is also planning to file an investigational new drug application for a future Phase 2 study of paridiprubart for systemic sclerosis (scleroderma), an autoimmune rheumatic disorder that causes fibrosis, (scarring/hardening) of skin and internal organs such as the lungs, heart and kidneys. Sign up for news alerts. Connect with us on Twitter and LinkedIn.

Edesa Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by the use of words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "may," "will," "would," "could," "should," "might," "potential," or "continue" and variations or similar expressions, including statements related to: the company's belief that Mr. Lemieux joins Edesa at an exciting time as it builds on its regulatory and clinical achievements and set its sights on additional growth opportunities; the company's belief that it operates with a disciplined, manage-like-owners approach; the company's plans to bring life-changing therapies to patients; the company's belief that it can drive toward corporate and development milestones that offer value creation opportunities for Edesa shareholders; and the company's timing and plans regarding its clinical studies in general. Readers should not unduly rely on these forward-looking statements, which are not a guarantee of future performance. There can be no assurance that forward-looking statements will prove to be accurate, as all such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results or future events to differ materially from the forward-looking statements. Such risks include: the ability of Edesa to obtain regulatory approval for or successfully commercialize any of its product candidates, the risk that access to sufficient capital to fund Edesa's operations may not be available or may be available on terms that are not commercially favorable to Edesa, the risk that Edesa's product candidates may not be effective against the diseases tested in its clinical trials, the risk that Edesa fails to comply with the terms of license agreements with third parties and as a result loses the right to use key intellectual property in its business, Edesa's ability to protect its intellectual property, the timing and success of submission, acceptance and approval of regulatory filings, and the impacts of public health crises, such as Covid-19. Many of these factors that will determine actual results are beyond the company's ability to control or predict. For a discussion of further risks and uncertainties related to Edesa's business, please refer to Edesa's public company reports filed with the U.S. Securities and Exchange Commission and the British Columbia Securities Commission. All forward-looking statements are made as of the date hereof and are subject to change. Except as required by law, Edesa assumes no obligation to update such statements.

Contact

Gary Koppenjan

Edesa Biotech, Inc.

(805) 488-2800

investors@edesabiotech.com

SOURCE: Edesa Biotech

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